UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	November 7, 2007 (November 5, 2007)

BARNES & NOBLE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-12302	06-1196501
(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)

(212) 633-3300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2007, Allen W. Lindstrom commenced employment as the Vice President, Corporate Controller of Barnes & Noble, Inc. (the “Company”).

Prior to joining the Company, Mr. Lindstrom, age 41, was the Chief Financial Officer of Liberty Travel, Inc. from April 2002 to November 2007. From April 2000 to April 2002, he was the Financial Controller of The Museum Company, Inc. Prior to that, he held various accounting positions at Toys “R” Us, Inc. Mr. Lindstrom is a Certified Public Accountant.

Mr. Lindstrom will receive an annual base salary of $275,000 and be entitled to an annual bonus of up to 30% of annual base salary based upon the achievement of Company performance targets. On his commencement date, he received a grant of 15,000 restricted shares of Company common stock, vesting in equal annual installments of the first through fourth anniversaries of that date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARNES & NOBLE, INC. (Registrant)

	By:	/s/ Joseph J. Lombardi
Joseph J. Lombardi
Chief Financial Officer

Date: November 7, 2007